Exhibit 1.3

BNB STANDARD CORPORATION

Shares of Common Stock

(par value $0.00001per share)

Amendment No. 1 to Controlled Equity OfferingSM

Sales Agreement

October 2, 2026

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Controlled Equity OfferingSM Sales Agreement, dated as of August 25, 2025 (the “Agreement”), by and among BNB Standard Corporation, a Nevada corporation (formerly known as CEA Industries Inc., the “Company”) and Cantor Fitzgerald & Co. (the “Agent” and together with the Company, the “Parties” and each a “Party”), pursuant to which the Company may, from time to time during the term of the Agreement, issue and sell to or through the Agent, as sales agent or principal, shares of common stock (the “Placement Shares”) of the Company, par value $0.00001 per share (the “Common Stock”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 1 to the Controlled Equity OfferingSM Sales Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

(a)	The third sentence under Section 1 (Issuance and Sale of Placement Shares) of the Agreement is hereby amended and restated to read as follows:

“The offer and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (defined below) filed by the Company and which has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.”

(b)	The eleventh and twelfth sentences under Section 6(a) (Registration Statement and the Prospectus) of the Agreement are hereby amended and restated to read as follows:

“The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, or delisting the Common Stock from the Exchange. Except as set forth in the Registration Statement and the Prospectus, the Company has not received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, and except as set forth in the Registration Statement and the Prospectus, the Company is in compliance in all material respects with all applicable listing requirements of the Exchange.”

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(c)	Section 6(p) (Enforceability of Agreements) of the Agreement is hereby amended and restated to read as follows:

“All agreements between the Company and third parties expressly referenced in the Prospectus are, to the Company’s knowledge and except as disclosed in the Registration Statement and the Prospectus, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.”

(d)	Section 6(y) (Certain Market Activities) of the Agreement is hereby amended and restated to read as follows:

“Neither the Company, nor any of the Subsidiaries, nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of (i) BNB or (ii) any security of the Company to facilitate the sale or resale of the Placement Shares. Further, to the Company’s knowledge, neither the Company nor any of its affiliates has taken any action designed, or that has constituted or would reasonably be expected to cause or result in, stabilization or manipulation of the price of BNB.”

(e)	Section 6(ee) (Disclosure Controls) of the Agreement is hereby amended and restated to read as follows:

“Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any material weakness in its internal control over financial reporting. The Registration Statement and the Prospectus disclose management’s conclusions regarding the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year and the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recent periodic report, and describe the material weakness identified and the remediation measures being undertaken. The Company is implementing the remediation measures described in the Registration Statement and the Prospectus. Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement and the Prospectus).

The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Form 10-KT or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable (such date, the “Evaluation Date”). The Company presented in its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the Registration Statement and the Prospectus, since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.”

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(f)	The second sentence under Section 7(l) (Representation Dates; Certificate) of the Agreement is hereby amended and restated to read as follows:

“The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time when no Placement Notice is pending or a Suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Placement Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.”

(g)	The third sentence under Section 7(l) (Representation Dates; Certificate) of the Agreement is hereby amended and restated to read as follows:

“Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when no Placement Notice was pending or a Suspension was in effect and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the instructions for the sale of Placement Shares or the Agent sells any Placement Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 7(l) dated as of the date that the instructions for the sale of Placement Shares are issued.”

(h)	Section 7(m) (Legal Opinion) of the Agreement is hereby amended and restated to read as follows:

“(1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no Suspension or waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent (i) the written opinion and negative assurance letter of Ashurst Perkins Coie US LLP and (ii) the written opinion of Ballard Spahr LLP, Nevada counsel to the Company (together, “Company Counsel”), in each case in form and substance reasonably satisfactory to the Agent and its counsel; provided, that in lieu of such opinions or negative assurance letters for subsequent periodic filings under the Exchange Act, counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter, as the case may be, shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).”

(i)	Section 7(n) (Comfort Letter) of the Agreement is hereby amended and restated to read as follows:

“(1) Prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no Suspension or waiver is applicable and excluding the date of this Agreement, the Company shall cause its independent registered public accounting firm to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within ten (10) Trading Days after the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing financial information ( including the restatement of the Company’s financial statements). The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (“PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Prior to the date of the first Placement Notice, the Company shall deliver a Comfort Letter with respect to the financial information of Fat Panda Ltd. incorporated by reference into the Registration Statement and the Prospectus.”

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(j)	The second sentence under Section 7(t) (Secretary’s Certificate; Further Documentation) of the Agreement is hereby amended and restated to read as follows:

“Within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no Suspension or waiver is applicable and excluding the date of this Agreement, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.”

(k)	Section 8(v)(b) (Payment of Expenses) of the Agreement is hereby amended and restated to read as follows:

“in an amount not to exceed $25,000 per calendar quarter thereafter payable in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no Suspension or waiver is applicable and excluding the date of this Agreement, and”

(l)	Section 13 (Notices) of the Agreement is hereby amended and restated to read as follows:

“All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Attention: Capital Markets

Email: [***]

and:

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Attention: General Counsel

Email: [***]

with a copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Stephen P. Alicanti

Email: stephen.alicanti@us.dlapiper.com

and if to the Company, shall be delivered to:

BNB Standard Corporation

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

Attention: [***] and [***]

Email: [***]; [***]

with a copy to:

Ashurst Perkins Coie US LLP

900 Sixteenth Street, Suite 1400

Denver, Colorado 80202-5255

Telephone: (303) 291-2300

Attention: Jonathan Schulman

Email: jonathan.schulman@ashurstperkins.com”

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(m)	Schedule 3 (Notice Parties) of the Agreement shall be replaced in its entirety with the version attached hereto.

(n)	Form of Representation Date Certificate Pursuant to Section 7(l) of the Agreement shall be replaced in its entirety with the version attached hereto.

SECTION 2. Expense Reimbursement. The Company shall pay the fees and disbursements of counsel to the Agent (i) pursuant to Section 8(v)(b) of the Sales Agreement within five Business Days of the Effective Date and (ii) pursuant to Section 8(v)(c) of the Sales Agreement within five Business Days of the effective date of the post-effective amendment to the Registration Statement filed in connection herewith (the “POSAM”). For the avoidance of doubt, such fees and disbursements shall not exceed $50,000 in connection with this Amendment, the POSAM and the bringdowns through the Effective Date.

SECTION 3. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 4. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 5. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AMENDMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 7. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

BNB STANDARD CORPORATION

By:	/s/ William B. Miller
Name:	William B. Miller
Title:	Interim Principal Executive Officer and Chief Financial Officer

[Signature Page to Amendment No. 1 to Sales Agreement]

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Sameer Vasudev
Name:	Sameer Vasudev
Title:	Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]

SCHEDULE 3

Notice Parties

The Company

BNB Standard Corporation

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

Attention: [***] and [***]

Email: [***]; [***]

Cantor Fitzgerald

Sameer Vasudev ([***])

With copies to:

[***]

Form of Representation Date Certificate Pursuant to Section 7(l)

The undersigned, the duly qualified and elected [●], of BNB Standard Corporation, a Nevada corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(l) of the Controlled Equity OfferingSM Sales Agreement, dated August 25, 2025, as amended by Amendment No. 1 to the Controlled Equity OfferingSM Sales Agreement, dated October 2, 2026 (the “Sales Agreement”), between the Company and Cantor Fitzgerald & Co., that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; provided, however, that such representations and warranties shall be qualified by the disclosure included in or incorporated by reference into the Registration Statement and Prospectus; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

BNB STANDARD CORPORATION

By:

Name:

Title:

Date: [●]